Exhibit 3.2



                              CERTIFICATE OF MERGER

                                       OF

                             AEROBIC MERGER SUB INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                       MARITIME LOGISTICS US HOLDINGS INC.
                            (A DELAWARE CORPORATION)

         In accordance with Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned, Maritime Logistics US Holdings Inc., a Delaware corporation, does hereby certify as follows:

         FIRST: That the name and state of incorporation of each of the constituent corporations to the merger herein certified (the "Merger") are as follows:

            NAME OF CORPORATION                           STATE OF INCORPORATION
            Aerobic Merger Sub Inc. ("MERGER SUB")               Delaware
            Maritime Logistics US Holdings Inc.                  Delaware
            ("Company")

         SECOND: That the Agreement and Plan of Merger, dated as of November 8, 2006 (the "MERGER AGREEMENT"), by and among Aerobic Creations, Inc., a Delaware corporation (the "Parent"), Merger Sub, and the Company, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Sections 251 and 228 of the DGCL.

         THIRD: That the name of the surviving corporation (the "SURVIVING CORPORATION") of the Merger shall be Maritime Logistics US Holdings Inc.

         FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

         FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 547 Boulevard, Kenilworth, NJ 07033.

         SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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         IN WITNESS WHEREOF, the Surviving Corporation has caused this
Certificate of Merger to be executed in its corporate name by a duly authorized officer as of this 8th day of November, 2006.


                                     MARITIME LOGISTICS US HOLDINGS INC.

                                     BY:   /s/ Robert A. Agresti
                                         ---------------------------------------
                                         Name:  Robert A. Agresti
                                         Title: President